As filed with the Securities and Exchange Commission on November 12, 2003
                                              Registration No. 333-102145


                   SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549


                           AMENDMENT NO. 1 TO

                                FORM SB-2
                         REGISTRATION STATEMENT
                                under the
                         SECURITIES ACT OF 1933

                              ESESIS, INC.
             (Name of small business issuer in its charter)

         Colorado                            4955                       03-0471717
         --------                            ----                       ----------
  (State or jurisdiction of       (Primary Standard Industrial        (I.R.S. Employer
incorporation or organization)     Classification Code Number)     Identification Number)

                              Esesis, Inc.
                         7345 E. Peakview Avenue
                       Centennial, Colorado 80111
                             (303) 689-9601
    (Address and telephone number of principal executive offices and principal place of business)


                          Mark Hogan, President
                              Esesis, Inc.
                         7345 E. Peakview Avenue
                       Centennial, Colorado 80111
                             (303) 689-9601
        (Name, address and telephone number of agent for service)

                    Copies of all communications to:

                           John B. Wills, Esq.
                         Adam D. Averbach, Esq.
                   Berenbaum, Weinshienk & Eason, P.C.
                   370 Seventeenth Street, 48th Floor
                         Denver, Colorado 80202
                             (303) 825-0800
                           (303) 629-7610 FAX

              APPROXIMATE DATE OF PROPOSED SALE TO PUBLIC:

        AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT
                           BECOMES EFFECTIVE.


If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering./ /

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                                      CALCULATION OF REGISTRATION FEE
========================================================================================================
                                              Proposed Maximum     Proposed Maximum
Title of Each Class of        Amount to be   Offering Price Per   Aggregate Offering      Amount of
Securities to be Registered    Registered          Share               Price           Registration Fee
--------------------------------------------------------------------------------------------------------

Common Stock, $.0001 par
value per share(1)             500,000             $.10                $50,000               $4.04
========================================================================================================
(1) The requisite fee has been paid in connection with this Registration Statement.


     The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.


              (Remainder of page intentionally left blank)

             Subject to Completion, dated November 12, 2003

                                                              PRELIMINARY
                                                               PROSPECTUS

                              ESESIS, INC.

                              Common Stock
                             500,000 Shares


     We are offering for sale up to 500,000 shares of common stock. The initial public offering price for these shares is $.10 per share and the maximum amount to be raised is $50,000. We intend to offer the 500,000 shares through our officers and directors. There will be no underwriter or broker/dealer involved in the transaction and there will be no commissions paid to any individuals from the proceeds of this sale.
There will be no minimum amount of shares sold and we will not create an escrow account into which the proceeds from any shares will be placed. Instead, the proceeds from all shares sold by us will be placed into our corporate account. This offering of shares will terminate on the earlier of the date all of the shares offered are subscribed for or three (3) months from the effective date of this prospectus.

     Prior to this registration, there has been no public market for our shares of common stock. There is a high degree of risk involved with this investment, due to the fact that we have a limited operating history and there is currently no market for the securities being purchased.

     The common stock offered by this prospectus involves a high degree of risk. You should purchase shares only if you can afford a complete loss. See "Risk Factors" beginning on Page 4.

                                    PRICE        UNDERWRITING DISCOUNTS       PROCEEDS
                                  TO PUBLIC     DISCOUNTS OR COMMISSIONS     TO COMPANY
                                  ---------     ------------------------     ----------
Per Share                            $.10                None                    $.10

Per Share Total                    $50,000               None                  $50,000

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE
SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY
REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

          THE DATE OF THIS PROSPECTUS IS [_____________], 2003

The following information appears in red along the left margin:

THE INFORMATION IN THIS PRELIMINARY PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND WE ARE NOT SOLICITING OFFERS TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

          Inside Front And Outside Back Cover Of The Prospectus

     Until [_________], all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.


                            TABLE OF CONTENTS

PROSPECTUS SUMMARY . . . . . . . . . . . . . . . . . . . . . . . . . . .1
ABOUT OUR COMPANY. . . . . . . . . . . . . . . . . . . . . . . . . . . .1
ABOUT THE OFFERING . . . . . . . . . . . . . . . . . . . . . . . . . . .2
SUMMARY FINANCIAL DATA . . . . . . . . . . . . . . . . . . . . . . . . .3
RISK FACTORS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .4
SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS . . . . . . . . . . . . . . .9
USE OF PROCEEDS. . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
DIVIDEND POLICY. . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
DILUTION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
CAPITALIZATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS . . . . . . . 13
MANAGEMENT'S PLAN OF OPERATIONS. . . . . . . . . . . . . . . . . . . . 15
BUSINESS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
MANAGEMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
EXECUTIVE COMPENSATION . . . . . . . . . . . . . . . . . . . . . . . . 27
PRINCIPAL SHAREHOLDERS . . . . . . . . . . . . . . . . . . . . . . . . 28
CERTAIN TRANSACTIONS . . . . . . . . . . . . . . . . . . . . . . . . . 29
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES
     ACT LIABILITIES . . . . . . . . . . . . . . . . . . . . . . . . . 30
SHARES ELIGIBLE FOR FUTURE SALE. . . . . . . . . . . . . . . . . . . . 30
PLAN OF DISTRIBUTION . . . . . . . . . . . . . . . . . . . . . . . . . 30
DESCRIPTION OF SECURITIES. . . . . . . . . . . . . . . . . . . . . . . 31
LEGAL PROCEEDINGS. . . . . . . . . . . . . . . . . . . . . . . . . . . 32
LEGAL MATTERS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 33
EXPERTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 33
ADDITIONAL INFORMATION . . . . . . . . . . . . . . . . . . . . . . . . 33
FINANCIAL STATEMENTS . . . . . . . . . . . . . . . . . . . . . . . . .F-1

                           PROSPECTUS SUMMARY

     THIS SUMMARY PROVIDES AN OVERVIEW OF CERTAIN INFORMATION CONTAINED ELSEWHERE IN THIS PROSPECTUS AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU SHOULD CONSIDER OR THAT MAY BE IMPORTANT TO YOU. YOU SHOULD READ THE ENTIRE PROSPECTUS CAREFULLY TO FULLY UNDERSTAND THE OFFERING, INCLUDING "RISK FACTORS" AND THE FINANCIAL STATEMENTS. IN THIS PROSPECTUS, THE TERMS "ESESIS," "WE," "US" AND "OUR" REFER TO ESESIS, INC. AND ITS WHOLLY OWNED OPERATING SUBSIDIARY, ESESIS ENVIRONMENTAL, CORP.


                            ABOUT OUR COMPANY

     Esesis, Inc., incorporated on July 5, 2002, is a Colorado corporation, which, through its wholly owned operating subsidiary, Esesis Environmental, Corp., incorporated in Texas on July 10, 2002, provides environmental inspection and consulting services related to the abatement, remediation, and maintenance of asbestos, lead paint, and toxic mold contamination. We commenced business operations in November of 2002 and for the fiscal year ended June 30, 2003 recorded revenues of $459,819 and net income of $14,455 from operations. Our services are currently offered in Texas and Colorado through our subsidiary's offices in Waco, Texas and Centennial, Colorado.

     It is our goal to provide our services to both private sector clients and governmental entities. We currently derive the majority of our revenues from inspection and consulting services, and are hired by building owners, property management firms, state and local governments, schools, insurance adjustors and individuals to identify asbestos, lead paint, or mold contamination or hazards. Our consulting services develop remediation plans for identified hazards and provide ongoing inspections to insure proper hazardous material handling during renovation projects.

     Esesis's principal executive offices are located at 7345 E. Peakview Ave., Centennial, Colorado 80111. Esesis Environmental's offices are located at 5601 Edmond Ave., Suite A, Waco, Texas 76710 and it also utilizes Esesis's executive offices in Centennial, Colorado from which it conducts its Colorado operations.

                           ABOUT THE OFFERING

Common Stock Offered. . . . . . . .  500,000 shares

Common Stock Outstanding Before
 Offering . . . . . . . . . . . . .  20,200,000 shares

Common Stock outstanding After
 Offering . . . . . . . . . . . . .  20,700,000 shares

Estimated Proceeds. . . . . . . . .  $50,000

Use of Proceeds . . . . . . . . . .  We intend to use the proceeds from this offering for sales and
                                     marketing ($15,000), purchase of
                                     inspection equipment ($15,000),
                                     retirement of debt ($15,000), and
                                     working capital ($5,000).
Plan of Distribution. . . . . . . .  Our shares of common stock will be offered directly to the public
                                     through our officers and directors
                                     pursuant to Rule 3a4-1 of the
                                     Securities Exchange Act of 1934.
                                     Such individuals will not be
                                     compensated or receive any other
                                     form of remuneration in connection
                                     with their sales of our common
                                     stock to investors in this
                                     offering.
No Minimum Offering Amount. . . . .  There is no minimum amount of shares that we must sell in this
                                     offering, and therefore no minimum
                                     amount of proceeds will be raised.
                                     No arrangements have been made to
                                     place funds into escrow, trust or
                                     any similar account.  Upon receipt,
                                     offering proceeds will be deposited
                                     into Esesis's operating account and
                                     used to conduct the business
                                     affairs of Esesis.  Because there
                                     is no minimum amount that will be
                                     raised in our offering, investors
                                     may end up holding shares in a
                                     company that has an illiquid
                                     smaller market for its shares.

                         SUMMARY FINANCIAL DATA

     As we have only been in operation for a brief period of time, our historical operating information may not be indicative of our future operating results.



                                                 July 5, 2002 (Inception)
                                                          through
CONSOLIDATED STATEMENT OF OPERATION DATA:              June 30, 2003
                                                       -------------

  Total Revenues                                       $     459,819

  Operating expenses                                         441,593

  Interest expense                                             1,147

  Income taxes                                                 2,624

  Net income                                                  14,455

  Basic and diluted income per share                            0.00

  Shares used in computing basic
    and diluted loss per share                            20,200,000


CONSOLIDATED BALANCE SHEET DATA:

  Working capital                                      $      62,977

  Total assets                                               204,418

  Total Liabilities                                          169,763

  Retained Earnings                                           14,455

  Stockholders' equity                                        34,655

                              RISK FACTORS

     An investment in our common stock is a risky investment. The following are some of the potential risks of an investment in our common stock and you should read them carefully before purchasing shares of our common stock.

RISKS RELATED TO OUR BUSINESS

OUR LIMITED OPERATING HISTORY HINDERS OUR ABILITY TO EVALUATE OUR
BUSINESS AND ENTAILS RISK THAT WE MAY FAIL TO ADEQUATELY ADDRESS BUSINESS ISSUES WITH WHICH WE HAVE LIMITED EXPERIENCE.

     We were incorporated in July 2002 and have been providing inspection and consulting services since November 2002. We have derived revenues from operations of $459,819 and net income of $14,455 as of June 30, 2003. As a result of our limited operating history, there is limited historical financial information upon which to evaluate how we may perform in the future. We cannot be sure that we will be able to compete successfully in the environmental inspection and consulting industry. As a young company, we face numerous risks and uncertainties, including those that relate to our ability to:

     *    establish and increase our client base;
     *    compete favorably in a highly competitive market;
     *    expand our service offerings;
     *    attract motivate and retain qualified employees;
     *    access sufficient capital markets to support our growth;
     *    build an infrastructure to effectively handle our growth;
     *    upgrade and enhance our technologies; and

     * maintain the necessary license and continuing education requirements for the environmental inspection industry.

     We may not be successful in addressing these risks. As a business with a limited operating history, if we fail to address the risks above, we may not maintain profitability.

WE MAY NEED TO RAISE ADDITIONAL CAPITAL IN THE FUTURE, WHICH MAY NOT BE AVAILABLE ON ACCEPTABLE TERMS, OR AT ALL.

     The growth of our business will require significant capital expenditures, working capital and debt service, and the ability to sustain substantial cash flow deficits. Our viability is dependent upon our ability to continue to execute under our business strategy and to generate positive cash flows from operations. The success of our business strategy includes obtaining and retaining a significant number of clients for our services, and generating significant and sustained growth in our operating cash flows to be able to meet future debt service obligations and fund capital expenditures.

     We believe we have the necessary funding available to execute our business strategy, which consists of providing environmental inspection and consulting services primarily in Texas and Colorado. However, our revenue and costs may also be dependent upon factors that are not within our control, including regulatory changes, changes in technology, and increased competition. Due to the uncertainty of these factors, actual revenue and costs may vary from expected amounts, possibly to a material degree, and such variations could affect our future funding requirements. Additional financing may be required in response to changing conditions within the industry or unanticipated competitive pressures. We can make no assurances that we would be successful in raising additional capital, if needed, on favorable terms or at all. Failure to raise sufficient funds may require us to cease operations and your investment may be lost.

MANAGEMENT HAS LIMITED OPERATIONAL EXPERIENCE IN THE ENVIRONMENTAL INSPECTION AND CONSULTING INDUSTRY AND THIS MAY ADVERSELY AFFECT OUR ABILITY TO MAINTAIN PROFITABILITY.

     Esesis is a start-up company with a limited operating history. While certain employees of Esesis Environmental have experience within the industry, neither Esesis nor its management has any significant experience in operating businesses in the environmental inspection and consulting industry. It is possible that this lack of relevant operational experience could prevent us from continuing as a profitable business. Furthermore, we believe that our success will depend in large part on our ability to continue to attract and retain qualified management personnel and the continued contributions of such management and personnel. Competition for qualified employees and personnel in the environmental inspection and consulting industry is intense and there is a limited number of persons with knowledge of and expertise in the industry. Although we have been successful in attracting and retaining qualified personnel, we can make no assurances that we will be able to hire or retain necessary personnel in the future. The loss of services of one or more of our key personnel, or the inability to attract and retain additional qualified personnel, could materially and adversely affect us.

THERE HAS NEVER BEEN A MARKET FOR OUR SECURITIES, AND WE CANNOT GUARANTEE THAT A MARKET FOR OUR SECURITIES WILL DEVELOP.

     There has been no public market for our securities and there can be no assurance that a public trading market for our securities will develop or, if developed, will be sustained. We hope to enter into discussions with a prospective market maker for quotation of our securities on the Over the Counter Bulletin Board (which we refer to as the "OTC Bulletin Board"), but we can make no assurance that our securities will be so quoted, or that a regular trading market will develop for our securities, or, if a market does develop, that it will be sustained.

EVEN IF WE ARE QUOTED ON THE OTC BULLETIN BOARD, THE OTC BULLETIN BOARD MAY NOT PROVIDE LIQUIDITY FOR OUR INVESTORS.

     The OTC Bulletin Board is an inter-dealer, over-the-counter market that provides significantly less liquidity than the NASDAQ Stock Market or national or regional exchanges. Securities traded on the OTC Bulletin Board are usually thinly traded, highly volatile, have fewer market makers and are not followed by analysts. The Securities and Exchange Commission's order handling rules, which apply to NASDAQ-listed securities, do not apply to securities quoted on the OTC Bulletin Board. Quotes for stocks included on the OTC Bulletin Board are not listed in newspapers. Therefore, prices for securities traded solely on the OTC Bulletin Board may be difficult to obtain and holders of our securities may be unable to resell their securities at or near their original acquisition price, or at any price.

WE DO NOT HAVE SIGNIFICANT FINANCIAL REPORTING EXPERIENCE, WHICH MAY LEAD TO DELAYS IN FILING REQUIRED REPORTS WITH THE SECURITIES AND EXCHANGE COMMISSION AND SUSPENSION OF QUOTATION OF OUR SECURITIES, IF THEY BECOME QUALIFIED FOR QUOTATION ON THE OTC BULLETIN BOARD, WHICH WILL MAKE IT MORE DIFFICULT FOR YOU TO SELL YOUR SECURITIES.

     The OTC Bulletin Board limits quotations to securities of issuers that are current in their reports filed with the Securities and Exchange Commission. These limitations may be impediments to our quotation on the OTC Bulletin Board. Because we do not have significant financial reporting experience, we may experience delays in filing required reports with the Securities and Exchange Commission following the effectiveness of the registration statement to which this prospectus is a part.
Because issuers whose securities are qualified for quotation on the OTC Bulletin Board are required to file these reports with the Securities and Exchange Commission in a timely manner, the failure to do so may result in a suspension of trading or delisting from the OTC Bulletin Board if our stock does become qualified for quotation on the OTC Bulletin Board.

INVESTORS MUST CONTACT A BROKER-DEALER TO TRADE OTC BULLETIN BOARD SECURITIES. INVESTORS DO NOT HAVE DIRECT ACCESS TO THE OTC BULLETIN BOARD SERVICE.

     Because there are no automated systems for negotiating trades on the OTC Bulletin Board, they are conducted via telephone. In times of heavy market volume, the limitations of this process may result in a significant increase in the time it takes to execute investor orders. Therefore, when investors place market orders - an order to buy or sell a specific number of shares at the current market price - it is possible for the price of a stock to go up or down significantly during the lapse of time between placing a market order and its execution.

WE ANTICIPATE THAT THERE WILL NOT BE MORE THAN ONE MARKET MAKER, IF ANY, FOR OUR SECURITIES FOR THE FORESEEABLE FUTURE.

     In the event that our securities are quoted on the OTC Bulletin Board, we anticipate that we will not have more than one market maker for our securities. As a result, in the event that this market maker ceases to make a market for our securities for any reason, our investors may have no public market for their securities.

"PENNY STOCK" RULES MAY MAKE BUYING OR SELLING OUR SECURITIES DIFFICULT.

     Trading in our securities will be subject to the "penny stock" rules for the foreseeable future. The Securities and Exchange Commission has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. These rules require that any broker-dealer who recommends our securities to persons other than prior customers and accredited investors must, prior to the sale, make a special written suitability determination for the purchaser and receive the purchaser's written agreement to execute the transaction. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated with trading in the penny stock market. In addition, broker-dealers must disclose commissions payable to both the broker-dealer and the registered representative and current quotations for the securities they offer. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from recommending transactions in our securities, which could severely limit the liquidity of our securities and consequently adversely affect the market price for our securities.

WE DO NOT ANTICIPATE PAYMENT OF DIVIDENDS, AND INVESTORS WILL BE WHOLLY DEPENDENT UPON THE MARKET FOR THE COMMON STOCK TO REALIZE ECONOMIC BENEFIT FROM THEIR INVESTMENT.

     As holders of our securities, you will only be entitled to receive those dividends that are declared by our board of directors out of surplus. We do not expect to have surplus available for declaration of dividends in the foreseeable future. Indeed, there is no assurance that such surplus will ever materialize to permit payment of dividends to you as holders of the securities. The board of directors will determine future dividend policy based upon our results of operations, financial condition, capital requirements, reserve needs and other circumstances.

RISKS RELATED TO OUR INDUSTRY

WE MAY UNDERESTIMATE THE COST OF A PROJECT WHEN WE SUBMIT A BID AND IF ACTUAL COSTS EXCEED THE ESTIMATED AMOUNTS, WE WILL BEAR THE RISK OF LOSS.

     A significant amount of our business is done on a contract basis as a result of competitive bidding. We are often required to estimate the costs involved with the applicable job prior to submitting a bid and therefore, if awarded the job, will bear the risk if actual costs exceed the estimated amounts.

WE FACE A HIGH LEVEL OF COMPETITION IN THE ENVIRONMENTAL INSPECTION AND CONSULTING INDUSTRY AND WE MAY FAIL TO COMPETE EFFECTIVELY IN OUR MARKET.

     The market for environmental inspection and consulting services is intensely competitive. Many of our competitors have longer operating histories, larger customer bases and significantly greater financial, marketing and other resources than we do. Their financial strength could prevent us from increasing market share. We also believe that the environmental inspection and consulting market is a relatively mature industry and that there is little growth potential.

OUR BUSINESS AND OPERATIONS MAY SUBJECT US TO LIABILITY, FOR WHICH OUR INSURANCE MAY BE INSUFFICIENT.

     Asbestos inspection and consulting services may expose our employees and others to dangerous elements, and although we take extensive precautions, we may not avoid liability to persons so exposed. Furthermore, Esesis maintains liability insurance with limits of $1,000,000 per loss event and $1,000,000 for the policy aggregate, covering damages resulting from negligent acts, errors, mistakes or omissions in rendering or failing to render our services. As with any insurance policy, we may suffer a loss which is not a covered loss under the policy, or which exceeds the policy limits. There can be no assurance that this insurance will be adequate or that it will be available to us in the future. The lack of an adequate insurance program could have a material and adverse effect upon our ability to secure and perform contracts.

OUR BUSINESS IS SUBJECT TO GOVERNMENTAL REGULATION OF THE ENVIRONMENT, AND CHANGES IN THOSE REGULATIONS COULD NEGATIVELY IMPACT OUR OPERATIONS.

     Demand for our services is related to various federal, state and local laws and substantial regulation under the laws of governmental agencies, including the Environmental Protection Agency, various state agencies and county and local authorities acting in conjunction with such federal and state entities. Governmental authorities have the power to enforce compliance with those regulations and to obtain injunctions or impose fines in the case of violations. In the future, we may be required under those regulatory requirements to increase capital and operating expenditures in order to maintain current operations or initiate new operations. Under certain circumstances, we may be required to curtail certain operations until a particular problem is remediated or to undertake other corrective measures. Amendments to current laws and regulations governing our operations or more stringent implementation thereof could have a material adverse effect on us or require substantial capital expenditures to comply with such laws and regulations.

     We have no control over governmental regulation of the environment. Current regulations could change resulting in the need for Esesis to incur significant costs over the budgeted amounts in order to comply with such regulations. Alternatively, the regulatory environment could relax, due, for example, to political or economic pressures, which could reduce the demand for our services.

RISKS RELATED TO THE OFFERING

AFTER THIS OFFERING, OUR EXECUTIVE OFFICERS, DIRECTORS AND 5% OR GREATER SHAREHOLDERS WILL HAVE THE ABILITY TO SIGNIFICANTLY INFLUENCE MATTERS REQUIRING A SHAREHOLDER VOTE.

     Currently, our existing officers, directors and 5% or greater shareholders (and their affiliates) in the aggregate, beneficially own approximately 35.64% of our outstanding stock. Upon completion of this offering, this group will continue to own approximately 34.78% of our outstanding stock. As a result, such persons, acting together, will have the ability to significantly influence the vote on all matters requiring approval of our shareholders, including the election of directors and approval of significant corporate transactions.

PURCHASERS OF OUR COMMON STOCK WILL INCUR IMMEDIATE AND SUBSTANTIAL
DILUTION.

     Our existing shareholders acquired their shares of common stock at an average cost substantially below the book value of our common stock. Therefore, the purchasers of common stock in the offering may experience immediate and substantial dilution.

OUR OFFERING OF COMMON STOCK IS BEING CONDUCTED BY OUR OFFICERS AND DIRECTORS AND THEY HAVE NO EXPERIENCE IN THE PUBLIC SALE OF OUR
SECURITIES.

     We are offering 500,000 shares of common stock on a direct placement basis under the provisions of Rule 3a4-1 of the Exchange Act. We have never engaged in the public sale of our securities, and have no experience in conducting public securities offerings. Accordingly, there is no prior experience from which investors may judge our ability to consummate this offering. There can be no assurance that we will be successful in selling any shares of common stock offered hereby, and as a result, we may not receive any proceeds from our direct offering.

THE OFFERING PRICE OF OUR SECURITIES DOES NOT NECESSARILY BEAR ANY RELATIONSHIP TO OUR ASSETS, BOOK VALUE, EARNINGS OR OTHER ESTABLISHED CRITERIA OF VALUE.

     There has been no prior public market for our securities. The price to the public of the securities offered hereby has been determined by our management. Among factors considered in determining the offering price were the history of, and the prospects for, our business, an assessment of our management, our past and present operations, our development and the general condition of the securities market at the time of this offering. The offering price for the securities does not necessarily bear any relationship to our assets, earnings, book value or any other recognized criteria of value. The offering price of $0.10 per share is in excess of our net tangible book value of $.0017 per share, and in excess of the price received by Esesis for shares sold in prior recent securities transactions.

               SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS

     We have made some statements in this prospectus, including some under "Risk Factors," "Management's Plan of Operations," "Business" and elsewhere, which constitute forward-looking statements. These statements may discuss our future expectations or contain projections of our results of operations or financial condition or expected benefits to us resulting from acquisitions or transactions and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any results, levels of activity, performance or achievements expressed or implied by any forward-looking statements. These factors include, among other things, those listed under: "Risk Factors" and elsewhere in this prospectus. In some cases, forward-looking statements can be identified by terminology such as "may," "should," "could," "expects," "intends," "plans," "anticipates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of these terms or other comparable terminology. Although we believe that the expectations reflected in forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.


                             USE OF PROCEEDS

     There is no minimum number of shares that must be sold in our offering. Accordingly, based on an initial offering price of $.10 and 500,000 shares available for sale, we will receive anywhere from $0 to $50,000 in our offering based on the number of shares we are able to sell. Assuming we are able to sell all 500,000 shares offered hereby, we intend to use the proceeds as follows:

     Sales and Marketing Activities . . . . . . . . . . .   $15,000           30%
     Purchase of Inspection/Testing Equipment . . . . . .   $15,000           30%
     Retirement of Debt . . . . . . . . . . . . . . . . .   $15,000           30%
     Working Capital. . . . . . . . . . . . . . . . . . .   $ 5,000           10%

     Total. . . . . . . . . . . . . . . . . . . . . . . .   $50,000(1)       100%(1)
                                                            =======          ====

___________________
(1) We have previously paid the expenses related to this offering from cash flow generated by our current operations and expect that such cash flow will satisfy any remaining expenses due in the future.

     If we are only able to sell 50% or 25% of the offering, we will adjust our use of proceeds proportionately and allocate approximately the same percentages of the total offering proceeds to the uses described above.


                             DIVIDEND POLICY

     Esesis initially expects that all earnings, if any, will be retained to finance our growth and that no cash dividends will be paid for the foreseeable future. Our board of directors will determine, in its sole discretion, whether to declare any dividends on our common stock in the future after taking into account various factors, including Esesis's financial condition, operating results and current and anticipated cash needs.

                                DILUTION

     Dilution represents the difference between the offering price and the net tangible book value per share of our common stock immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets, divided by the number of shares of common stock outstanding.

     Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing shareholders who paid nominal consideration for their shares. Accordingly, to the extent you purchase shares for a market price that exceeds net tangible book value per share, you will suffer an immediate dilution.

     The following table illustrates the pro forma per share dilution, assuming the sale of all of the 500,000 shares offered by Esesis.

     Offering price per share . . . . . . . .            $.10
     Net tangible book value before the
       Offering . . . . . . . . . . . . . . .  $.0017
     Increase per share attributed to new
       Investors. . . . . . . . . . . . . . .  $.0024

     Pro forma net tangible book value per
       share after the offering . . . . . . .  $.0041

     Dilution in net tangible book value to
       new investors. . . . . . . . . . . . .            $.0959
                                                         ======

     The following table summarizes as of the date of this prospectus, the difference (based on the offering price of $.10 per share and assuming all of the 500,000 shares offered by Esesis are sold) between the existing shareholders and the new shareholders with respect to the number of shares of common stock purchased, the total consideration paid, and the average price per share paid:

                                              TOTAL         AVERAGE
                       SHARES PURCHASED   CONSIDERATION      PRICE
                      NUMBER    PERCENT       AMOUNT       PER SHARE    PERCENT
                      ------    -------       ------       ---------    -------
Existing
Shareholders(1)     20,200,000   97.6%       $  20,200       $.001       28.8%

New Investors          500,000    2.4%       $  50,000        $.10       71.2%
                    ----------   -----       ---------                   -----

Total               20,700,000    100%       $  70,200                    100%
                    ==========    ====       =========                    ====

(1) The total consideration paid by existing shareholders of $20,200 is based on cash paid by the shareholders for units (consisting of common stock and warrants/options) pursuant to our private placement in August 2002. The warrants/options expired by their terms on November 11, 2003 and were not extended by Esesis.

     The following table summarizes as of the date of this prospectus, the difference (based on the offering price of $.10 per share and assuming only 250,000 shares offered by Esesis are sold) between the existing shareholders and the new shareholders with respect to the number of shares of common stock purchased, the total consideration paid, and the average price per share paid:

                                              TOTAL         AVERAGE
                       SHARES PURCHASED   CONSIDERATION      PRICE
                      NUMBER    PERCENT       AMOUNT       PER SHARE    PERCENT
                      ------    -------       ------       ---------    -------
Existing
Shareholders(1)     20,200,000   98.8%       $  20,200       $.001       44.7%

New Investors          250,000    1.2%       $  25,000        $.10       55.3%
                    ----------   -----       ---------                   -----

Total               20,450,000    100%       $  45,200                    100%
                    ==========    ====       =========                    ====

(1) The total consideration paid by existing shareholders of $20,200 is based on cash paid by the shareholders for units (consisting of common stock and warrants/options) pursuant to our private placement in August 2002. The warrants/options expired by their terms on November 11, 2003 and were not extended by Esesis.

                             CAPITALIZATION

     The following table sets forth our capitalization as of June 30, 2003 on an actual basis. This section should be read in conjunction with the consolidated financial statements and related notes contained elsewhere in this prospectus.


                                                         As of
                                                     June 30, 2003
                                                     -------------
Capitalization:
  Stockholders' equity:
    Preferred stock, $.01 par value,
      10,000,000 shares authorized, no
      shares issued and outstanding                    $      -
    Common stock, $.0001 par value,
      900,000,000 shares authorized,
      20,200,000 issued and outstanding                      2,020
  Additional paid-in capital                                18,180
  Stock subscription receivable                               -
  Retained Earnings                                         14,455
                                                       -----------
    Total shareholders' equity                              34,655
                                                       -----------
      Total capitalization                             $    34,655
                                                       ===========



        MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

NO PUBLIC MARKET FOR COMMON STOCK

     There is presently no public market for Esesis's common stock. The management of Esesis anticipates applying for trading in its common stock on the over-the-counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. However, Esesis can provide no assurances that its shares will be traded on the bulletin board, or, if traded, that a public market will materialize.

HOLDERS OF ESESIS COMMON STOCK

     As of the date of this prospectus, Esesis has sixteen (16) registered shareholders.

RULE 144 SHARES

     In general, under Rule 144, as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year, is entitled to sell within any three month period a number of shares that does not exceed the greater of:

     1. One percent of the number of shares of Esesis common stock then outstanding which, in the case of Esesis, will equal approximately 202,000 shares as of the date of this prospectus; or

     2. The average weekly trading volume of Esesis's common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

     Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to availability of current public information about Esesis.

     Under Rule 144 (k) a person who is not one of Esesis' affiliates at any time during the three (3) months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two (2) years, is entitled to sell shares without complying with manner of sale, public information, volume limitation, or notice provisions of Rule 144.

     Upon the effective date of this prospectus, 13,000,000 shares will be eligible for resale pursuant to Rule 144.

                     MANAGEMENT'S PLAN OF OPERATIONS

     THE FOLLOWING DISCUSSION AND ANALYSIS SHOULD BE READ TOGETHER WITH THE FINANCIAL STATEMENTS AND RELATED NOTES OF ESESIS INCLUDED IN THIS PROSPECTUS, BEGINNING ON PAGE F-1. THE DISCUSSION IN THIS PROSPECTUS CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES, SUCH AS STATEMENTS OF OUR PLANS, OBJECTIVES, EXPECTATIONS AND INTENTIONS. THE CAUTIONARY STATEMENTS MADE IN THIS PROSPECTUS APPLY TO ALL RELATED FORWARD-LOOKING STATEMENTS WHEREVER THEY APPEAR IN THIS PROSPECTUS. OUR ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE ANTICIPATED IN SUCH FORWARD-LOOKING STATEMENTS. FACTORS THAT MAY CAUSE OR CONTRIBUTE TO DIFFERENCES INCLUDE THOSE DISCUSSED IN "RISK FACTORS," AS WELL AS THOSE DISCUSSED ELSEWHERE IN THIS PROSPECTUS.

GENERAL

     We were organized in July of 2002 to perform environmental inspection and consulting services related to the abatement, remediation and maintenance of asbestos, lead paint and toxic mold contamination. Since inception, our operations, which are conducted through our wholly owned operating subsidiary, Esesis Environmental, have been focused in central Texas, through our office in Waco, Texas and in Colorado, through our office in Centennial, Colorado. We began providing environmental inspection and consulting services in November of 2002 in Texas and expanded operations into Colorado during the fourth quarter of our fiscal year ended June 30, 2003. We intend to focus our efforts on growing our operations through our Waco and Centennial offices through sales and marketing activities.

     We estimate our cash requirements to be approximately $1,000,000, for the next twelve (12) months. This includes $500,000 for salaries for Esesis Environmental, $100,000 for environmental inspection licensing and employee training and $400,000 for working capital and administrative expenses. We have previously paid the expenses related to this offering through cash flow from our current operations and expect to be able to pay any future expenses of this offering from such cash flow as well. We believe we can satisfy our future cash requirements through revenues generated from environmental consulting contracts. In addition, we hope to raise $250,000 in the next twelve (12) months, to be used for general corporate purposes. We hope to raise these funds through the private placement of debt or equity and by bank borrowings. In this regard, we have obtained a $100,000 line of credit from Insurenational, A.V.V., a current shareholder and non-affiliate. The line of credit, which is secured by our assets, bears interest at prime plus three percent (3%) and renews annually on July 1st. In addition, we have negotiated a $25,000 line of credit with First American State Bank of Greenwood Village, Colorado. This line of credit is unsecured and bears interest at prime plus 3% and renews annually on October 1st. If we are unable to raise funds through this offering or are unable to raise $250,000 through a future private placement of debt or equity, we will be forced to scale-back our proposed sales and marketing activities and may not be able to grow our business beyond the markets currently being served.

     As disclosed in Note 3 to the financial statements, we are a debtor on four (4) demand promissory notes payable to Charles Thorn, a current employee of Esesis Environmental, totaling

$113,200. The notes were issued in exchange for the purchase of certain equipment and property. The notes are unsecured and bear interest at three percent (3%) per annum.

     Other than as disclosed under "Use of Proceeds," it is not anticipated that there will be any significant capital expenditures in the next twelve (12) months to acquire equipment or other fixed assets. Esesis does not currently have any employees and its President and Treasurer, Mark Hogan, and Secretary, Gary Griffin, do not receive any compensation for their services. Esesis Environmental currently has ten
(10) employees, and seven (7) independent contractors.

                                BUSINESS

BACKGROUND

     Esesis, Inc., incorporated on July 5, 2002, is a Colorado corporation, which, through its wholly owned operating subsidiary, Esesis Environmental, Corp., provides environmental inspection and consulting services related to the abatement, remediation, and maintenance of asbestos, lead paint, and toxic mold contamination. Esesis Environmental was incorporated in Texas on July 10, 2002 and began environmental inspection and consulting operations in November of 2002. Our services are offered in Texas and Colorado through our subsidiary's offices in Waco, Texas and Centennial, Colorado.

     We provide our services to both private sector clients and governmental entities and derive our revenues from inspection and consulting services. We are hired by building owners, property management firms, insurance adjustors and individuals to identify asbestos, lead paint, or mold contamination or hazards. Our consulting services develop remediation plans for identified hazards and provide ongoing inspections to insure proper hazardous material handling during renovation projects.

     Esesis's principal executive offices are located at 7345 E. Peakview Ave., Centennial, Colorado 80111. Our Centennial office is used for administrative purposes and is also used as the operating office for Esesis Environmental's initial Colorado operations. Esesis Environmental's also maintains an office located at 5601 Edmond Ave., Suite A, Waco, Texas 76710 through which it conducts its Texas inspection and consulting activities.

MARKET OVERVIEW AND OUR SERVICES

ASBESTOS CONSULTING

     The asbestos consulting industry developed due to increased public awareness in the early 1970's of the health risks associated with asbestos, which was extensively used in building construction.
Asbestos, which is a fibrous mineral found in rock formations throughout the world, was used extensively in a wide variety of construction-related products as a fire retardant and insulating material in residential, commercial and industrial properties. During the period from approximately 1910 to 1978, asbestos was commonly used as a construction material in structural steel fireproofing, as thermal insulation on pipes and mechanical equipment and as an acoustical insulation material. Asbestos was also used as a component in a variety of building materials (such as plaster, drywall, mortar and building block) and in caulking, tile adhesives, paint, roofing felts, floor tile and other surfacing materials.

     In the early 1970's, it became publicly recognized that inhalation or ingestion of asbestos fibers was a direct cause of certain diseases, including asbestosis (a debilitating pulmonary disease), lung cancer, mesothelioma (a cancer of the abdominal and lung lining) and other diseases. In particular, friable asbestos-containing materials ("ACM") were designated as a potential health hazard because these materials can produce microscopic fibers and become airborne when disturbed.

     The Environmental Protection Agency (the "EPA") first banned the use of asbestos as a construction material in 1978 and the federal government subsequently banned the use of asbestos in other building materials as well. Most structures built before 1978 contain ACM in some form. Undated information posted on the EPA's website states that the EPA estimates that there are asbestos containing materials in most of the nation's approximately 107,000 primary and secondary schools and 733,000 public and commercial buildings.

     The asbestos consulting industry grew rapidly in the 1980's due to increasing public awareness and concern over health hazards associated with ACM, legislative action mandating safety standards and requiring abatement in certain circumstances, and economic pressures on building owners seeking to satisfy the requirements of financial institutions, insurers and tenants. During the last ten years the industry has remained stable with revenues tracking the general economic cycle.

     Esesis hopes to maintain expertise in all types of asbestos consulting including removal and disposal, enclosure and encapsulation. Our asbestos inspection and consulting work is completed in accordance with EPA, OSHA, state and local regulations governing asbestos abatement operations, disposal and air monitoring requirements. To date, our revenue has come from performing asbestos inspections and consulting for buildings being renovated. Specifically, the state of Texas requires a Texas Department of Health licensed asbestos inspector to conduct an asbestos inspection prior to a building permit being issued for any renovation or demolition of any facility that is not a residence less than a four-plex. Contractors, building owners and property management firms are levied significant fines for non-compliance for asbestos. For example, the fine for conducting renovation or demolition activities without an asbestos inspection is $10,000. Furthermore, our research indicates that asbestos inspections consistently discover asbestos present in buildings built prior to the mid 1980's, which may create an additional income stream for Esesis because the Texas Department of Health requires project design and specifications be detailed in a project plan prior to renovation work being started, and project management and air monitoring during the renovation project. Esesis provides these services to our clients as well.

LEAD

     During the 1990's an increasing awareness of the dangers associated with lead developed. While lead poisoning takes many forms, the most serious and troubling in the United States is the danger posed to children and infants from the ingestion of lead, primarily in the form of paint chips containing lead. Ingestion of lead has been proven to reduce mental capacities and is especially detrimental to children in the early stages of development.

     The low income and public housing markets, and the public school markets, due to the age of the structures, contain a significant amount of lead paint that is flaking and peeling. In response to this problem many municipal and state governments have developed programs to remediate the structures. For example, the Department of Housing and Urban Development ("HUD") has designated residences (single or multifamily) constructed prior to 1978 as "Target Housing," which must have a lead paint inspection and risk assessment of their properties in the near future.

     Esesis is capitalizing on the increasing awareness and regulations surrounding lead paint contamination on older buildings by providing the initial inspection requisite to properly identify lead paint. The majority of apartments in Texas have not had the HUD lead based paint inspection and a significant increase in inspection volume is expected as building owners will carry potentially significant liabilities if they do not inspect for and disclose lead risk.

     We own a SciTech Map4XRF, a piece of specialized equipment for lead testing which is capable of quickly and cost effectively testing for lead. We purchased by way of a note payable, the Map4XRF for $28,500 from Charles Thorn, an employee of our Waco office. The Map4XRF is manufactured by SciTech and enables us to conduct lead based paint inspections on-site without having to collect bulk samples and forward them to testing laboratories for analysis. Furthermore, this equipment alleviates the need to damage walls to take samples and eliminates the cost of repairing such damage. This equipment also allows for the collection of samples in the amounts specified by HUD.

INDOOR AIR QUALITY / MICROBIAL REMEDIATION

     Health professionals have been aware of the deleterious effects of certain types of molds for decades but the issue has gained increased public awareness in recent years. Esesis's current focus is on toxic mold inspection in both commercial and residential structures. Our services include the identification and development of remediation plans, detailing methods and performing microbial (mold, fungus, etc.) abatement in commercial, residential, educational, medical and industrial facilities.

     We believe that the increase in awareness and concern over toxic mold because of the health implications of toxic mold contaminations in buildings will drive rapidly increasing demand for mold and air quality testing services. With the current state of the indoor air quality industry, it is likely that this field will be litigation driven, similar to asbestos in prior years, as building owners may be exposed to liability if they ignore indoor air concerns. Furthermore, this is an important area of interest to Esesis, as contractors on mold remediation projects on buildings built prior to 1980 must assume items such as wall textures, thermal system insulation and floor tile with related mastics contain asbestos unless inspection is conducted to refute this assumption. Esesis believes it can garner asbestos testing service revenue through relationships with mold and asbestos remediation contractors. To conduct a mold inspection in a public, commercial or industrial facility the inspector is required to have appropriate asbestos inspector training and/or licensing.

TARGET MARKET

     Esesis is focusing on Texas as a growing market for its services because Texas has been one of the most aggressive states in terms of requiring asbestos and lead inspections prior to renovation projects. In addition, we have recently begun conducting inspection and consulting operations in Colorado, through our office in Centennial, Colorado.
While Colorado has not been as aggressive as Texas in terms of requiring asbestos and lead inspections prior to renovation projects, we felt Colorado provides an additional market we could serve with minimal additional costs because our corporate headquarters are already located in that state.

     We believe market demand for our services is directly correlated to the level of renovations occurring on older buildings in the geographic region we serve. In Texas, all renovations and demolitions of public, commercial and industrial facilities require an asbestos inspection prior to any manipulation of building materials. Most other states have similar requirements. While the economy in general has exhibited poor performance, real estate and construction markets have shown resilience with the aid of record low interest rates and stable real estate values. We believe that these factors, coupled with the regulatory environment for environmental issues, will contribute to renovation levels that will drive demand for Esesis's services for the foreseeable future.

     We work with and market to asbestos, lead paint and mold remediation firms, real estate firms, property management firms, architects, building owners, schools and governments.

OPERATIONS

     We provide services on a project-by-project basis. Each project is competitively bid and individually negotiated with the owner of the building or the project manager. The majority of our contracts are on a fixed price basis and the length of the contracts are typically one to five days; however, larger projects often require thirty to sixty days or longer to complete.

     We closely monitor contracts by assigning responsibility for each contract to a project manager and/or air-monitoring technician, who coordinates the project until its completion. All personnel conducting asbestos or lead related activities are appropriately trained and licensed. The contracted work is performed by a qualified labor force in accordance with regulatory requirements and contract specifications, which describe worker safety and protection procedures, air monitoring protocols and abatement methods.

     As described elsewhere, our operations are currently limited to Texas and Colorado. Regional marketing and project operations are performed by members of senior management. Since we are able to perform work throughout the year, the business is not considered seasonal in nature. However, it is affected by the timing of contracts.

     Operations are managed with a focus on keeping staffing levels at a minimum while providing quality service. To accomplish this, we cross train personnel to be qualified and appropriately licensed in asbestos inspection, asbestos project management, asbestos air monitoring, lead paint inspection and air quality inspection. This cross training allows us to keep our operations and scheduling flexible, and to use personnel in areas of strength. Furthermore, overhead expenses are limited because we do not require a high visibility or walk-in business location and office space can be located in less expensive industrial office parks.

LICENSES

     Esesis Environmental is licensed and/or certified in both Texas and Colorado to conduct inspection and consulting services in those states. In addition, certain management and staff members are licensed and/or certified by various governmental agencies and professional organizations in both Texas and Colorado. The following table sets forth the various licenses currently held by Esesis Environmental and/or its employees:

                                      COMPANY/                  ANNUAL      INITIAL       JURIS-
 SERVICE           LICENSE           INDIVIDUAL     STATUS       COST         COST        DICTION
 -------           -------           ----------     ------       ----         ----        -------
Asbestos      Texas Department of     Company       Active       $200         $200          Texas
              Health Asbestos
              Consultant Agency

Asbestos      Texas Department of     Individual  1 licensed     $1,000       $3,150        Texas
              Health Individual                    employee
              Asbestos Consultant

Asbestos      Texas Department of     Company       Active       $1,900       $1,900        Texas
              Health Asbestos
              Laboratory

Asbestos      Texas/Colorado          Individual  7 licensed     $270(Texas)  $475          Texas
              Department of Health                 employees       /$175                     And
              Asbestos Inspector                   (Texas)/3     (Colorado)                Colorado
                                                   licensed
                                                   employees
                                                  (Colorado)

Asbestos      Texas/Colorado          Individual 5 licensed     $440(Texas)   $675          Texas
              Department of Health                 employees       /$175                     And
              Asbestos Project                     (Texas)/2     (Colorado)                Colorado
              Manager                              licensed
                                                   employees
                                                  (Colorado)

Asbestos      Texas Department of     Individual 5 licensed      $260         $1,225         Texas
              Health Asbestos Air                 employees
              Monitoring Technician

                                  -21-

Lead          Texas Department of     Company       Active       $500         $500           Texas
              Health Lead Agency
              License

Lead          Texas Department of     Individual  1 licensed     $200         $475           Texas
              Health Lead Inspector                employee
              License

Lead          Texas Department of     Individual  1 licensed     $300         $275           Texas
              Health Lead Risk                      employee
              Assessor License

INSURANCE

     Esesis Environmental maintains insurance coverage for general liability, professional and pollution liability, automobile liability and microbial contaminant consulting liability through American Safety Casualty Insurance. The policy, which provides a $1,000,000 limit per claim and in the aggregate, insures against both property damage and bodily injury arising from the contracting activities of our subsidiary. The policy is written on an "occurrence" basis, which provides coverage for insured risks that occur during the policy period, irrespective of when a claim is made. Esesis is named as an additional insured on the policy. In addition, Esesis Environmental maintains work compensation and employer liability insurance coverage through Texas Mutual Insurance Co.

COMPETITIVE CONDITIONS

     The environmental inspection and consulting industry is highly competitive and includes both small firms and large diversified firms which have the financial, technical and marketing capabilities to compete on a national level. The industry is not dominated by any one firm. We compete on the basis of competitive pricing, a reputation for quality and safety and the ability to obtain the appropriate level of insurance. We also target clients in rural areas where competition is not as great.

GOVERNMENT REGULATIONS

     Numerous regulations at the federal, state and local levels impact the environmental industry, including the EPA's Clean Air Act and Occupational Safety and Health Administration ("OSHA") requirements. As outlined below, these agencies have mandated procedures for monitoring and handling asbestos and lead containing material during abatement projects and the transportation and disposal of ACM and lead following removal.

     Current EPA regulations establish procedures for controlling the emission of asbestos fibers into the environment during removal, transportation or disposal of ACM. The EPA also has notification requirements before removal operations can begin. Many state authorities and local jurisdictions have implemented similar programs governing removal, handling and disposal of ACM.

     The health and safety of personnel involved in the removal of asbestos and lead are protected by OSHA regulations which specify allowable airborne exposure standards for asbestos workers and allowable blood levels for lead workers, engineering controls, work area practices, supervision, training, medical surveillance and decontamination practices for worker protection.

     We believe that our operations are conducted in compliance with all of the federal, state and local statutes and regulations that affect our inspection and consulting operations. The primary costs to Esesis for complying with environmental laws and regulations relate to insurance premiums for adequate environmental coverage and the costs involved in obtaining the required licenses for the conduct of our business. The premiums paid on environmental insurance coverage are approximately 2% of our gross revenues on an annualized basis. Licensing costs are more fully set forth in the table above under "Licenses."

EMPLOYEES

     Esesis does not have any employees and its President, Mark Hogan, and Secretary, Gary Griffin, do not receive any compensation for their services. As of November 10, 2003, Esesis Environmental employs ten (10) people consisting of senior management and staff at its offices in Waco, Texas and Centennial, Colorado. Seven (7) are employed on a full-time basis in Texas and three (3) are employed on a part-time basis in Colorado. The employees include accounting, administrative, sales and clerical personnel as well as project managers and field supervisors. Esesis Environmental also uses contractors for field operations based upon specific projects. Independent contractors who provide services may be represented by a number of different unions. We consider our employee labor relations to be good.

PROPERTY

     Our headquarters are located at 7345 E. Peakview Avenue, Centennial, Colorado 80111. This space consists of approximately 800 square feet of office space. We use the office space pursuant to a verbal agreement with Secured Structures Settlement Corp., where we pay $200 a month in rent on a month-to-month basis. Secured Structures Settlement Corp. is owned by Marshall Griffin and Terry Whiteside, both beneficial owners of our common stock. We believe our lease is on terms competitive with similar offices in the area. Esesis Environmental maintains its executive offices at 5601 Edmond Avenue, Suite A, Waco, Texas 76710. Esesis Environmental leases approximately 800 square feet of office space from an unaffiliated party pursuant to a verbal agreement for $300 per month, on a month-to-month basis. As disclosed elsewhere, Esesis Environmental also uses our Colorado offices for the conduct of its Colorado operations.

                               MANAGEMENT

EXECUTIVE OFFICERS, DIRECTORS AND KEY PERSONNEL

     The following table sets forth information regarding our executive officers and directors as well as other key employees:

     NAME                 AGE    POSITION

     Mark E. Hogan        62     President, Treasurer and a Director
     Gary Griffin         62     Secretary, Manager of Esesis
                                 Environmental and a Director
     Robert D. Wunder     53     Director
     Charles Thorn        64     Key Employee of Esesis Environmental

     Our articles of incorporation and bylaws provide that the number of members of our board of directors shall be not less than one (1) and not more than nine (9) members. Our current number of directors is three
(3). Directors are elected by the shareholders at the annual meeting and serve until their successors are duly elected and qualified. Directors are elected for a term of one (1) year. All of the officers of Esesis serve at the discretion of our board of directors.

     The following is a biographical summary of the business experience of our directors, executive officers and key employee:

     MARK HOGAN has served as President, Treasurer and a director of Esesis since July 2002. He is responsible for strategic planning and administrative operations. Mr. Hogan was Executive Vice President and a Director of Byerly & Company, an employee benefit consulting firm from 1977 to 1997. His duties included the direction of administrative operations, strategic planning and consulting. From 1997 to 2002, Mr. Hogan was an area Vice President of Gallagher Byerly, Inc., an employee benefit consulting firm and the successor firm to Byerly & Company. His primary role was project management and strategic planning. In addition, he maintained select clients for employee benefit consulting. Mr. Hogan retired from Gallagher Byerly in 2002, however he is periodically retained by the company to conduct operational audits with the company's branch offices around the United States. He maintains the designation of a Certified Employee Benefit Specialist ("CEBS"). Mr. Hogan is a Trustee and a member of the executive committee for Kids in Need of Dentistry, a non-profit organization providing free dental care to children of financially disadvantaged families. He devotes approximately ten (10) hours per week to Esesis.

     GARY GRIFFIN has served as Secretary, the manager of Esesis Environmental's Texas and Colorado operations, and a director since October 2003. He is also our founder and assisted us in our formation, organizing our business structure and developing our business plan. In his capacity as manager of Esesis Environmental, he is responsible for the day-to-day operations, including bidding and negotiating contracts. Since April 1988, Mr. Griffin has served as the President of Consultant Group, Inc., Englewood, Colorado, a corporation solely-owned by him, which provides advice on corporate restructuring to private and public corporations operating in the United States, the United Kingdom and France. From January 1992 to November 1994, Mr. Griffin was the President of Beneficial Capital Financial Services, Inc., a financial consulting firm. He served as the Treasurer and Chairman of the Board of Directors of Resource Finance Group, Ltd. ("RFG"), a public Colorado corporation engaged in the business of providing operators of metal mines in selected developing countries with mining and processing equipment and training in exchange for a revenue interest in the mines, from August 1991 until RFG merged, in April 1993, with Onyx Systems, Ltd. He received a Bachelor of Business Administration from the University of Texas in 1964 and a Master's degree in business administration from North Texas State University in 1965. Mr. Griffin devotes approximately ten
(10) hours per week to Esesis.

     ROBERT WUNDER has served as a director of Esesis since July 2002 and served as our Secretary from July 2002 to October 2003. From 1999 to 2002, Mr. Wunder was Vice President of Venture Vision Corp., a venture capital company located in Greenwood Village, Colorado. In this capacity, Mr. Wunder assisted in locating, evaluating and promoting mining properties located in Mexico, Zimbabwe and Chile. From 1996 to 1998, Mr. Wunder was the Sr. Vice President of Project Development for Echo Bay Mines Ltd., a gold mining company with headquarters in Greenwood Village, Colorado. At Echo, Mr. Wunder managed all requirements for project feasibility and construction. Mr. Wunder is also a partner in Spectrum Galleries Fine Art, a fine art gallery in Folsom, California that he established in 1998. Mr. Wunder received a B.S. in Engineering from the Colorado School of Mines in 1972 and an M.B.A. from the University of Utah in 1980. He devotes approximately two (2) hours per week to Esesis and is not active in the day-to-day operations of Esesis or Esesis Environmental.

     CHARLES THORN served as manager of Esesis Environmental, Corp. from October 2002 to October 2003 and is currently a key employee of Esesis Environmental. Mr. Thorn assists the manager of Esesis Environmental, Gary Griffin, in the day-to-day operations of Esesis Environmental, including the bidding and negotiation of contracts. Mr. Thorn has been working in the environmental consulting industry in Texas since 1988 as an independent contractor. From 1988 to 1990, he specialized in Asbestos Hazard Emergency Response Act ("AHERA") compliance for schools. Since 1990, he has gained experience in asbestos, lead paint and toxic mold testing and consulting. Mr. Thorn is licensed or certified by the Texas Department of Health as an Individual Asbestos Consultant, Asbestos Air Monitor, Asbestos Management Planner, Lead Risk Assessment, Asbestos Supervisor, Asbestos Contractor, Asbestos Project Designer and ASTM Site Assessment. Mr. Thorn also has specific expertise in compliance with Texas Department of Health and Environmental Protection Agency regulations concerning asbestos in public buildings and AHERA compliance. Mr. Thorn works full-time for Esesis Environmental and devotes approximately forty-five (45) hours per week to the business.

BOARD COMMITTEES

     We do not currently have any committees of the board of directors.

INDEMNIFICATION OF DIRECTORS AND EXECUTIVE OFFICERS AND LIMITATION OF
LIABILITY

     Our articles of incorporation provide for us to indemnify any director against any liability asserted against or incurred by such director in such capacity or arising out of the status as a director to the maximum extent permitted by law. We will pay for or reimburse the reasonable expenses (including attorney's fees) incurred by a director who is a party to a proceeding in advance of final disposition to the maximum extent permitted by law. We will indemnify and advance expenses to any officer, employee or agent who is not a director as may be authorized by the board of directors or when required by applicable law.

     At present, there is no pending or threatened litigation or proceeding involving any director or officer, employee or agent of ours where such indemnification will be required or permitted.

FAMILY RELATIONSHIPS

     There is no family relationship between any director or executive officer of Esesis and any other director or executive officer of Esesis.

                         EXECUTIVE COMPENSATION

COMPENSATION OF OFFICERS

     Mark Hogan, our President, does not currently receive any salary or other form of compensation from Esesis and devotes only part-time to our business. In addition, Gary Griffin, the manager of Esesis Environmental, does not receive any salary or other form of compensation from us and also devotes only part-time to our business. Esesis Environmental's key employee, Charles Thorn, receives a salary of $60,000 per year as disclosed below under "Employment Agreements." No employees of Esesis Environmental receive an annual salary and bonus that exceeds $100,000.

COMPENSATION OF DIRECTORS

     Our directors do not currently and have never received any compensation for serving as directors. However, we expect to adopt a plan of reasonable compensation for our directors. We intend to reimburse all of our non-employee directors for all direct expenses incurred by them in attending a board of director meeting and any committee meeting on which they serve.

EMPLOYMENT AGREEMENTS

     We currently do not have any employment agreements with any of our executive officers and to date, no executive officer has received any compensation from Esesis. However, Charles Thorn, a key employee of Esesis Environmental, has an employment agreement with Esesis Environmental. He receives a salary of $60,000 per year, plus a $700 per month car allowance and other benefits and bonuses to be determined by Esesis Environmental. The agreement is for an indefinite term and may be terminated by either party upon ninety (90) days notice.

STOCK OPTIONS

     We have no stock option plan and no officers or directors have received any options to purchase our common stock as part of their executive compensation. However, certain officers and directors purchased shares of common stock and warrants/options to purchase common stock pursuant to a private placement in August 2002. The common stock and warrants/options were purchased on the same terms as offered to all other purchasers in the private placement. The warrants/options were exercisable until November 11, 2003 at an exercise price of $.25 per share. The warrants/options were not exercised and expired by their terms on November 11, 2003.

                         PRINCIPAL SHAREHOLDERS

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table specifies the amount of our shares of $.0001 par value common stock that each beneficial owner of 5% or more of our common stock holds:


                               NUMBER OF SHARES      PERCENTAGE OF COMMON
NAME OF BENEFICIAL OWNER     BENEFICIALLY OWNED(1)     STOCK OUTSTANDING
------------------------     ---------------------     -----------------

Marshall Griffin(2)                5,000,000                24.75%
Terry Whiteside (3)                2,000,000                 9.90%

____________
The footnotes for this table appear below the next table.

SECURITY OWNERSHIP BY MANAGEMENT

     The following table specifies the amount of our shares of $.0001 par value common stock that each executive officer and director holds:

                               NUMBER OF SHARES      PERCENTAGE OF COMMON
NAME OF BENEFICIAL OWNER     BENEFICIALLY OWNED(1)     STOCK OUTSTANDING
------------------------     ---------------------     -----------------

Mark Hogan (4)                       200,000                   *
Gary Griffin(5)                    2,000,000                 9.90%
Robert Wunder (6)                      --                      --
All officers and directors         2,200,000                10.89%
 as a group (3 persons)

_______________
*    Less than 1%

(1) Includes shares of common stock not outstanding, but which are subject to warrants/options exercisable within 60 days of the date of the information set forth in this table, which are deemed to be outstanding for the purpose of computing the shares held and percentage of outstanding common stock with respect to the holder of such warrants/options. Such shares are not, however, deemed to be outstanding for the purpose of computing the percentage of any other person. There are no warrants/options currently outstanding.
(2) Mr. Griffin is the son of our founder, secretary and director, Gary Griffin. Mr. Griffin's address is 7345 Peakview Ave., Centennial, Colorado 80111.
(3) Mrs. Whiteside is the wife of our founder, secretary and director, Gary Griffin and as such, he may be deemed to be the beneficial owner of all shares owned by her. He disclaims such ownership.
     Mrs. Whiteside's address is 7345 Peakview Ave., Centennial, Colorado
     80111.
(4)  Mr. Hogan's address is 7 East Skye Lane, Highlands Ranch, Colorado
     80130.
(5) Gary Griffin may be deemed to be the beneficial owner of the 2,000,000 shares of common stock owned by his wife, Terry Whiteside. Mr. Griffin disclaims such ownership. Mr. Griffin's address is 7345 Peakview Ave., Centennial, Colorado 80111.
(6)  Mr. Wunder's address is 431 Thorn Apple Way, Castle Rock, Colorado
     80108.

CHANGES IN CONTROL

     We are not aware of any arrangements which may result in a change in control of Esesis.


                          CERTAIN TRANSACTIONS

CONFLICTS RELATED TO OTHER BUSINESS ACTIVITIES

     As described under "Management," our officers and directors devote a substantial amount of their time to other business ventures and only devote a limited amount of time to the business of Esesis. There may develop conflicts of interest in the future if our officers and directors cannot devote the necessary amount of time to our business as is required. At the present time, no such conflicts exist. Each of our directors and officers has a duty to act in good faith and in a manner he believes to be in the best interest of Esesis.

RELATED PARTY TRANSACTIONS

     We currently have the use of approximately 800 square feet of office space in Centennial, Colorado. This space is used as our corporate headquarters. We pay $200 per month for use of the space pursuant to a verbal agreement with the building owner, Secured Structures Settlement Corp. Marshall Griffin and Terry Whiteside, beneficial owners of our common stock, own Secured Structures Settlement Corp. We believe our lease is on terms competitive with similar offices in the area.

     As disclosed in the Note 3 to our financial statements, we are a debtor on four (4) demand promissory notes payable to a current employee of Esesis Environmental, totaling $113,200. The notes were issued in exchange for the purchase by us of certain property and equipment owned by the employee and necessary to the conduct of our operations. The notes, which expire on various dates between January and May 2006, are unsecured, bear interest at 3% per annum and require interest only payments on a quarterly basis.

        DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR
                       SECURITIES ACT LIABILITIES

     The articles of incorporation of Esesis eliminate, subject to certain limited exceptions, the personal liability of a director to Esesis or our shareholders for monetary damage for any breach of duty as a director. There is no elimination of liability for (i) any breach of a duty of loyalty, (ii) an act or omission which includes intentional misconduct or knowing violation of law, or (iii) any transaction from which a director derives an improper personal benefit. In addition, if at any time the Colorado law is amended to authorize further elimination or limitation of the personal liability of a director, then the liability of each director shall be eliminated or limited to the fullest extent permitted by such provisions, as so amended, without further action by the shareholders, unless the provisions of the Colorado statute require such action.

     Insofar as indemnification for liability arising under the Securities Act may be permitted to officers and directors of Esesis pursuant to the foregoing provisions, Esesis has been told that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy and is therefore unenforceable.


                     SHARES ELIGIBLE FOR FUTURE SALE

     Upon completion of this offering, Esesis expects to have 20,700,000 shares of its common stock outstanding. The 500,000 shares of Esesis common stock purchased in this offering have been registered with the Securities and Exchange Commission (the "Commission") under the Securities Act, and may generally be resold without registration under the Securities Act unless they were acquired by directors, executive officers, or other affiliates of Esesis (collectively, "affiliates"). Affiliates of Esesis may generally only resell shares of the common stock publicly without registration under the Securities Act pursuant to the Commission's Rule 144.

     In general, under Rule 144 as currently in effect, an affiliate (as defined in Rule 144) of Esesis may sell shares of common stock within any three-month period in an amount limited to the greater of 1% of the outstanding shares of our common stock (207,000 shares immediately after the completion of this offering) or the average weekly trading volume in our common stock during the four (4) calendar weeks preceding such sale. Sales under Rule 144 are also subject to certain manner-of-sale provisions, notice requirements and the availability of current public information about Esesis.


                          PLAN OF DISTRIBUTION

     Esesis is bearing all costs related to the registration of its common shares. At the present time we have no agreement with any underwriter for any type of underwriting of the shares to be offered by Esesis. Instead, Esesis's officers and directors may, but will not be required to sell shares directly to investors or to market makers acting as principals, brokers or dealers, who may act as agent or acquire the common stock as a principal. Our officers and directors are not registered as brokers or dealers under the Exchange Act of 1934. Instead, they will derive the authority to sell our shares to the public under the exemption contained in Rule 3a4-1 of the Exchange Act. Our officers and directors qualify under this exemption because, as officers and directors of Esesis, they are defined as associated persons of the issuer. As associated persons of the issuer, they will not be deemed to be brokers solely by reason of their participation in the sale of the common shares for Esesis since they meet all the requirements contained in the rule. These requirements are (1) they are not subject to any statutory disqualification; (2) they will not be compensated in connection with their participation either through the payment of commissions or any other remuneration based directly on the sale of the common shares; (3) they are not associated persons of a broker or a dealer; and (4) they have intended primarily to perform at the end of the offering, substantial duties for Esesis; they have not been brokers or dealers or associated persons of a broker or dealer within the past 12 months and they do not participate in the selling of an offering of securities for any issuer more than once every 12 months (aside from certain other exceptions which are not pertinent to the sale of the common shares).

     Any broker or dealer participating in such transactions as agent, may receive a commission from Esesis in an amount not to exceed 10% of the purchase price. Further, such agents will be governed by the rules and regulations established under the Securities Act of 1933 and the Securities Exchange Act of 1934. The registrant will file a post-effective amendment to this registration, in the event a market maker or underwriter of the securities offered herein is established or identified.


                        DESCRIPTION OF SECURITIES

     Our authorized capital stock consists of 910,000,000 shares including 900,000,000 shares of common stock, $.0001 par value, and 10,000,0000 shares of preferred stock, $.01 par value.

COMMON STOCK

     There are presently 20,200,000 issued and outstanding shares of common stock. Holders of the common stock do not have preemptive rights to purchase additional shares of common stock or other subscription rights. The common stock carries no conversion rights and is not subject to redemption or to any sinking fund provisions. All shares of common stock are entitled to share equally in dividends when declared by the board of directors and, upon liquidation or dissolution of Esesis, whether voluntary or involuntary, to share equally in the assets of Esesis available for distribution to shareholders. The board of directors is authorized to issue additional shares of common stock, not to exceed the amount authorized by our articles of incorporation, and to issue options and warrants for the purchase of such shares on such terms and conditions and for such consideration as the board may deem appropriate without further shareholder action. Each holder of common stock is entitled to one vote per share on all matters on which such shareholders are entitled to vote. Since the shares of common stock do not have cumulative voting rights, the holders of more than 50% of the shares voting for the election of directors can elect all directors if they choose to do so and, in such event, the holders of the remaining shares will not be able to elect any person to the board of directors. The above description concerning the common stock of Esesis does not purport to be complete. Reference is made to our articles of incorporation and bylaws, which are available for inspection at our principal executive offices, as well as to the applicable statutes of the State of Colorado for a more complete description concerning the rights and liabilities of shareholders under Colorado law.

PREFERRED STOCK

     The board of directors of Esesis is empowered, without approval of our shareholders, to cause up to 10,000,000 shares of preferred stock to be issued in one or more series and to establish the number of shares to be included in each such series and their respective designations, preferences, limitations and relative rights, including voting rights. Because the board of directors has the power to establish the preferences and rights of each series, it may afford the holders of any series of preferred stock preferences, powers and rights, voting or otherwise, senior to the rights of holders of common stock. This includes, among other things, voting rights, conversion privileges, dividend rates, redemption rights, sinking fund provisions and liquidation rights which shall be superior to the common stock issued to purchasers in this offering. Future issuance of shares of preferred stock could have the effect of delaying or preventing a change in control of Esesis. No shares of preferred stock will be outstanding at the close of this offering. The board of directors has no current plans to issue any shares of preferred stock.

TRANSFER AGENT

     We will initially act as our own transfer agent.

REPORTS TO SHAREHOLDERS

     We intend to furnish annual reports to shareholders which will include audited financial statements reported on by our certified public accountants. In addition, we may issue unaudited quarterly or other interim reports to shareholders as we deem appropriate. We will comply with the periodic reporting requirements imposed by the Securities Exchange Act of 1934.


                            LEGAL PROCEEDINGS

     Esesis is not a party to, nor is it aware of any pending legal proceeding. Management believes there is no litigation threatened in which Esesis faces potential loss or exposure or which will materially affect shareholders' equity or Esesis's business or financial condition upon completion of this offering.

                              LEGAL MATTERS

     The validity of the issuance of the common stock offered hereby will be passed upon for us by Berenbaum, Weinshienk & Eason, P.C. of Denver, Colorado.


                                 EXPERTS

     Our consolidated financial statements as of and for the period from inception to June 30, 2003 have been included herein in reliance on the report of Turner, Stone & Company, L.L.P., independent certified public accountants, appearing elsewhere herein, given upon the authority of that firm as experts in auditing and accounting.


                         ADDITIONAL INFORMATION

     You may read and copy any document we file at the Commission's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the Public Reference Room. You can also obtain copies of our Commission filings by going to the Commission's Website at http://www.sec.gov.

     We have filed with the Commission a registration statement on Form SB-2 to register the shares of our common stock to be sold in this offering. This prospectus is part of that registration statement and, as permitted by the Commission's rules, does not contain all of the information set forth in the registration statement. For further information about us or our common stock, you may refer to the registration statement and to the exhibits filed as part of the registration statement. You can review a copy of the registration statement and its exhibits at the public reference room maintained by the Commission and on the Commission's website as described above.

                      INDEX TO FINANCIAL STATEMENTS
                      -----------------------------

                              ESESIS, INC.


     ESESIS, INC. AND SUBSIDIARY CONSOLIDATED FINANCIAL STATEMENTS
          AND INDEPENDENT AUDITORS' REPORT AT JUNE 30, 2003
   AND FOR THE PERIOD JULY 5, 2002 (INCEPTION THROUGH JUNE 30, 2003)

Auditors' Report . . . . . . . . . . . . . . . . . . . . . . . . . . .F-1

Consolidated Balance Sheet . . . . . . . . . . . . . . . . . . . . . .F-2

Consolidated Statement of Operations . . . . . . . . . . . . . . . . .F-3

Consolidated Statement of Stockholders' Equity . . . . . . . . . . . .F-4

Consolidated Statement of Cash Flows . . . . . . . . . . . . . . . . .F-5

Notes to Consolidated Financial Statements . . . . . . . . . . F-6 - F-10

                      Independent Auditors' Report
                      ----------------------------


Board of Directors and Stockholders
Esesis, Inc. and subsidiary
Englewood, Colorado


We have audited the accompanying consolidated balance sheet of Esesis, Inc. and subsidiary as of June 30, 2003, and the related consolidated statements of operations, stockholders' equity, and cash flows for the period July 5, 2002 (inception) through June 30, 2003. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Esesis, Inc. and subsidiary at June 30, 2003, and the consolidated results of their operations and cash flows for the period July 5, 2002 (inception) through June 30, 2003 in conformity with accounting principles generally accepted in the United States of America.





Turner, Stone & Company, L.L.P.
Certified Public Accountants
September 29, 2003

                       ESESIS, INC. AND SUBSIDIARY
                       ---------------------------
                       CONSOLIDATED BALANCE SHEET
                       --------------------------
                              JUNE 30, 2003
                              -------------

                                 Assets
                                 ------
Current assets:

  Cash                                                 $      41,623
  Accounts receivable                                         77,917
                                                       -------------

      Total current assets                                   119,540

Property and equipment net of
  $28,322 accumulated depreciation                            84,878
                                                       -------------

                                                       $     204,418
                                                       =============

                  Liabilities and Stockholders' Equity
                  ------------------------------------

Current liabilities:

  Accounts payable                                     $      34,420
  Accrued expenses                                            19,519
  Deferred income taxes payable                                2,624
                                                       -------------

      Total current liabilities                               56,563

Long-term notes payable                                      113,200
                                                       -------------

      Total liabilities                                      169,763
                                                       -------------

Stockholders' equity:

  Preferred stock, $.01 par value, 10,000,000 shares
    authorized, no shares issued and outstanding,
    no rights or preferences determined                            -
  Common stock, $.0001 par value, 900,000,000
    shares authorized, 20,200,000 shares issued and
    outstanding                                                2,020
  Paid in capital in excess of par                            18,180
  Retained earnings                                           14,455
                                                       -------------
                                                              34,655
                                                       -------------

                                                       $     204,418
                                                       =============


     The accompanying notes are an integral part of the consolidated financial statements.

                       ESESIS, INC. AND SUBSIDIARY
                       ---------------------------
                  CONSOLIDATED STATEMENT OF OPERATIONS
                  ------------------------------------
                 FOR THE PERIOD JULY 5, 2002 (INCEPTION)
                 ---------------------------------------
                          THROUGH JUNE 30, 2003
                          ---------------------






Revenues                                               $     459,819
                                                       -------------


Operating expenses:
  Sales and marketing                  $       8,071
  Salaries, wages and related taxes          176,957
  General and administrative                 256,565         441,593
                                       -------------   -------------

Operating income                                              18,226

Interest expense                                               1,147
                                                       -------------

Income before income taxes                                    17,079

Provisions for income taxes                                    2,624
                                                       -------------

Net income                                             $      14,455
                                                       =============



Basic income per share                                 $        0.00
                                                       =============










     The accompanying notes are an integral part of the consolidated financial statements.

                       ESESIS, INC. AND SUBSIDIARY
                       ---------------------------
             CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
             ----------------------------------------------
                 FOR THE PERIOD JULY 5, 2002 (INCEPTION)
                 ---------------------------------------
                          THROUGH JUNE 30, 2003
                          ---------------------

                                                                         Additional
                                Preferred Stock       Common Stock         Paid-In    Retained
                                Shares  Amount     Shares       Amount     Capital    Earnings      Total
                                ------  ------     ------       ------     -------    --------      -----
Balance at July 5, 2002             -   $     -             -   $      -   $     -   $       -    $       -

Issuance of common stock
  in exchange for cash                             20,200,000      2,020    18,180                   20,200

Net income                                                                              14,455       14,455
                                -----   -------    ----------   --------   -------   ---------    ---------

Balance at June 30, 2003            -   $     -    20,200,000   $  2,020   $18,180   $  14,455    $  34,655
                                =====   =======    ==========   ========   =======   =========    =========



  The accompanying notes are an integral part of the consolidated financial statements.

                                   F-4

                       ESESIS, INC. AND SUBSIDIARY
                       ---------------------------
                  CONSOLIDATED STATEMENT OF CASH FLOWS
                  ------------------------------------
                 FOR THE PERIOD JULY 5, 2002 (INCEPTION)
                 ---------------------------------------
                          THROUGH JUNE 30, 2003
                          ---------------------


Cash flows from operating activities:

Net income                                             $      14,455

Adjustment to reconcile net income to net cash provided by operating activities:

  Depreciation                                                28,322
  (Increase) decrease in accounts receivable           (      77,917)
  Increase (decrease) in accounts payable                     34,420
  Increase (decrease) in accrued expenses                     19,519
  Increase (decrease) in income taxes payable                  2,624
                                                       -------------

      Net cash provided by operating activities               21,423
                                                       -------------

Cash flows from investing activities                               -
                                                       -------------

      Net cash provided by investing activities                    -
                                                       -------------

Cash flows from financing activities:

  Proceeds from issuance of common stock                      20,200
                                                       -------------

      Net cash provided by financing activities               20,200
                                                       -------------

Net increase in cash                                          41,623

Cash at July 5, 2002                                               -

Cash at June 30, 2003                                  $      41,623
                                                       =============


Supplemental cash flow information:

  Interest paid                                        $           -
  Income taxes paid                                    $           -

Non-cash investing and financing activities:

  Acquisition of property and equipment in
    exchange for notes payable                         $     113,200

     The accompanying notes are an integral part of the consolidated financial statements.

                       ESESIS, INC. AND SUBSIDIARY
                       ---------------------------
               NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
               ------------------------------------------


     1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and business
-------------------------

Esesis, Inc. (the Company) was incorporated in the state of Colorado on July 5, 2002. The Company, through its wholly owned subsidiary, provides environmental inspection and consulting services related to the abatement, remediation and maintenance of asbestos, lead paint and toxic mold contamination. The Company's initial operations serve commercial customers in the central Texas and Dallas/Fort Worth metropolitan area through a regional office in Waco, Texas.

Principles of consolidation
---------------------------

The accompanying consolidated financial statements include the general accounts of the Company and its wholly owned subsidiary, Esesis
Environmental, Corp. a Texas corporation. Both the Company and its subsidiary have a fiscal year end of June 30. All material intercompany accounts, balances and transactions have been eliminated in the consolidation.

Management estimates
--------------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash flows
----------

For purposes of the statement of cash flows, cash includes demand deposits, time deposits and short-term cash equivalent investments with maturities of less than three months. None of the Company's cash is restricted.

Revenue recognition
-------------------

The Company extends unsecured credit to its customers from the sale of its professional services. Revenue is recognized when services are rendered. Invoices are due on a net 30-day basis and are considered past due after 31 days.

Allowance for doubtful accounts
-------------------------------

The Company evaluates its accounts receivable on a customer by customer basis after an invoice is over 90 days past due and provides for bad debts when management determines the amounts to be uncollectible. At June 30, 2003, the Company's evaluation indicates that any allowance for doubtful accounts would be immaterial.

                       ESESIS, INC. AND SUBSIDIARY
                       ---------------------------
               NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
               ------------------------------------------


Income per share
----------------

Basic income per share amounts are computed by dividing the net income by the weighted average number of common stock shares outstanding. Diluted income per share amounts reflect the maximum dilution that would have resulted from the exercise of the common stock warrants (Note 4) and are computed by dividing the net income by the weighted average number of common stock shares outstanding plus the assumed exercise of the warrants. For the period July 5, 2002 (inception) through June 30, 2003, basic income per share amounts are based on 20,200,000 weighted-average number of common stock shares outstanding. Diluted income per share amounts are not reflected in the accompanying consolidated statement of operations because the effect is antidilutive.

Property and equipment
----------------------

Property and equipment are recorded at cost. Depreciation is provided using the double-declining balance method over the estimated useful lives of the individual assets as follows:

          Furniture and equipment            3 years
          Computer equipment                 3 years
          Mobile trailer                     3 years

During the period July 5, 2002 (inception) through June 30, 2003, depreciation expense totaled $28,322.

Income taxes
------------

The provision for income taxes is based on taxes payable or refundable for the current year and deferred taxes on temporary differences between the tax basis of assets and liabilities and their reported amounts in the financial statements. Deferred tax liabilities are included in the financial statements at currently enacted income tax rates applicable to the period in which the deferred tax assets and liabilities are expected to be realized or settled as prescribed in FASB Statement No. 109, Accounting for Income Taxes. As changes in tax laws or rates are enacted deferred tax assets and liabilities are adjusted through the provision for income taxes.

The deferred income taxes reported in these financial statements arise from differences in the methods of accounting for depreciation as well as differences arising from adjusting to cash basis reporting for tax purposes. Property and equipment is depreciated using different methods and rates for financial reporting purposes than those used for tax reporting purposes.

Advertising costs
-----------------

The Company charges to expense advertising costs as incurred. During the period July 5, 2002 (inception) through June 30, 2003, advertising costs charged to expense totaled $351.

                       ESESIS, INC. AND SUBSIDIARY
                       ---------------------------
               NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
               ------------------------------------------


     2. PROPERTY AND EQUIPMENT

At June 30, 2003, property and equipment is composed of the following:

                                               Accumulated
                                               Depreciation      Book
                                      Cost   (from inception)    Value
                                      ----   ----------------    -----

     Furniture and equipment      $  78,500     $  20,611     $  57,889
     Computer equipment               9,200        12,044         7,156
     Mobile trailer                  25,500         5,667        19,833
                                  ---------     ---------     ---------

                                  $ 113,200     $  28,322     $  84,878
                                  =========     =========     =========

     3. NOTES PAYABLE

The Company is the debtor on four demand promissory notes payable to an initial/former director and current employee (Note 5) totaling $113,200. These notes were issued in exchange for the purchase of the Company's property and equipment (Note 2). At June 30, 2003, the aggregate outstanding principal balance on these notes totaled $113,200. The note agreements, which expire on various dates between January and May 2006, are unsecured, bear interest at 3% per annum and require interest only payments on a quarterly basis.

Principal payments required under the terms of these notes payable are as follows:

          2004             $        -
          2005                      -
          2006                113,200
                           ----------
          Total            $  113,200
                           ==========

The Company has two revolving line of credits, a $100,000 line with a Dublin, Ireland based reinsurance company, which is also a less than 5% stockholder of the Company, and a $25,000 line with First American State Bank in Denver. The $100,000 line of credit, which is secured by the assets of the Company, bears interest at prime plus 3% and renews annually on July 1st. The $25,000 line of credit, which is unsecured, bears interest at prime plus 3% and renews annually on October 1st. During the period July 5, 2002 (inception) through June 30, 2003, no amounts had been borrowed under these lines of credit.

     4. CAPITAL STRUCTURE DISCLOSURES

Preferred Stock
---------------

The Company's Articles of Incorporation authorize the Board of Directors to issue 10,000,000 preferred stock shares with a $.01 par value, of which no shares are currently issued and outstanding. As of this date, no series, rights or preferences have been determined.

                       ESESIS, INC. AND SUBSIDIARY
                       ---------------------------
               NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
               -------------------------------------------


Common stock
------------

The Company's Articles of Incorporation authorize the Board of Directors to issue 900,000,000 common stock shares with a $.0001 par value. Attached to each share of common stock is a warrant/option to purchase an additional common stock share at a price of $.25. The warrants/options have an expiration date of November 11, 2003 and management will not extend this period.

     5. COMMITMENTS AND CONTINGENCIES

The Company is obligated under an employment agreement with a former director (Note 3) of Esesis Environmental, Corp. (Note 1). The agreement dated October 1, 2002 can be terminated at anytime with 90 days notice from either party. The agreement provides for an annual salary of $60,000 and a $700 monthly automobile allowance.

The Company rents office space in Centennial, Colorado on a month-to-month basis for $200 in a building partially owned by a director of the Company. The Company also rents office space in Waco, Texas on a month-to-month basis for $300. During the period July 5, 2002
(inception) through June 30, 2003, rent expense under these two leases totaled $4,652.

The Company is not obligated under any other noncancelable lease agreements or any other significant commitments or contingencies. In addition, the Company is not a party to any lawsuits or similar claims.

     6. INCOME TAXES

The Company accounts for corporate income taxes in accordance with Statement of Financial Accounting Standards (SFAS) No. 109. Under SFAS No. 109, deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. In addition, future tax benefits, such as those from net operating loss carry forwards, are recognized to the extent that realization of such benefits is more likely than not. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

At June 30, 2003, the Company's net deferred income tax liability was comprised of a deferred income tax liability of $6,349, relating to timing differences between the accrual basis of accounting used for financial reporting purposes and the cash basis method of accounting used for tax reporting purposes, and a deferred tax asset of $3,725, relating to a net operating carry forward for tax reporting purposes of approximately $25,000. This carry forward expires in the year 2023.

                       ESESIS, INC. AND SUBSIDIARY
                       ---------------------------
               NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
               ------------------------------------------


     7. FINANCIAL INSTRUMENTS

The Company's financial instruments, which potentially subject the Company to credit risks and none of which are held for trading purposes, consist of its cash, accounts receivable and notes payable.

Cash
----

The Company maintains its cash in bank deposit accounts, which, at times, may exceed federally insured limits. The Company has not experienced any such losses in such accounts, and does not believe it is subject to any credit or other risks involving its cash.

Accounts receivable
-------------------

The Company grants credit, generally without collateral, to its customers located primarily in the North Texas area. The Company believes that its customer acceptance, billing and collection policies are adequate to minimize potential credit risks. Management believes these accounts receivable are fairly stated at estimated net realizable amounts.

Notes payable
-------------

Management believes the carrying value of these notes represent the fair value of these financial instruments because their terms are similar to those in the lending market for comparable loans with comparable risks.

                              ESESIS, INC.




                             500,000 Shares





                       __________________________


                               PROSPECTUS


                       __________________________







                   [________________________], 2003

                                 PART II
                                 -------

                 INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Under the Colorado Business Corporation Act and our Articles of Incorporation, our directors and officers will have no personal liability to us or our shareholders for monetary damages incurred as the result of the breach or alleged breach by a director or officer of his "duty of care." This provision does not apply to the directors': (i) acts or omissions that involve intentional misconduct, fraud or a knowing and culpable violation of law, or (ii) approval of an unlawful dividend, distribution, stock repurchase or redemption. This provision would generally absolve directors of personal liability for negligence in the performance of duties, including gross negligence.

     The effect of this provision in our Articles of Incorporation is to eliminate the rights of our Company and our shareholders (through shareholder's derivative suits on behalf of our Company) to recover monetary damages against a director for breach of his fiduciary duty of care as a director (including breaches resulting from negligent or grossly negligent behavior) except in the situations described in clauses
(i) and (ii) above. This provision does not limit nor eliminate the rights of our Company or any shareholder to seek non-monetary relief such as an injunction or rescission in the event of a breach of a director's duty of care. Section 7-108-402 of the Colorado Business Corporation Act grants corporations the right to indemnify their directors, officers, employees and agents in accordance with applicable law.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is therefore unenforceable.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     Estimates of fees and expenses incurred or to be incurred in connection with the issuance and distribution of securities being registered, all of which are being paid exclusively by the Company and commissions are as follows:

Securities and Exchange Commission filing fee. . . . . . . . $   349.60
National Association of Securities Dealers filing fee. . . .        N/A
Nasdaq and Exchange filing fees. . . . . . . . . . . . . . .        N/A
State Securities Laws (Blue Sky) fees and expenses . . . . .   1,000.00 *
Printing and mailing costs and fees. . . . . . . . . . . .     2,000.00 *
Legal fees and costs . . . . . . . . . . . . . . . . . . . .  20,000.00 *
Accounting fees and costs. . . . . . . . . . . . . . . . . .  10,000.00 *
Due diligence and travel . . . . . . . . . . . . . . . . . .       0.00 *
Transfer Agent fees. . . . . . . . . . . . . . . . . . . . .   1,000.00 *
Miscellaneous expenses . . . . . . . . . . . . . . . . . .     1,000.00 *
                                                             ----------

TOTAL. . . . . . . . . . . . . . . . . . . . . . . . . . .   $35,349.60 *
                                                             ==========

*  Estimated

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES.

     In August 2002, Esesis issued a total of 20,200,000 units, each unit consisting of one (1) share of our common stock and one (1) warrant/option to purchase one (1) share of our common stock. The warrants/options were exercisable until November 11, 2003 at an exercise price of $.25 per share. Units were sold at $.001 per unit pursuant to the exemption from registration provided by Section 4(2) of the Securities Act and Regulation D and Rule 504 promulgated thereunder. Sales were made by officers and directors and no commissions were paid. Sales were made to a total of twelve (12) accredited investors as defined by Rule 501 of Regulation D and four (4) sophisticated investors who indicated that they had such knowledge and experience in financial matters that they were capable of evaluating the merits and risks of the investment. All individuals took their shares for investment purposes without a view to distribution and had access to information concerning Esesis.

ITEM 27.  EXHIBITS.

EXHIBIT NO.    DESCRIPTION
-----------    -----------

   3.1 Articles of Incorporation dated July 5, 2002 and Statement of Correction thereto*

   3.2         Bylaws*

   4.1         Form of Specimen Common Stock Certificate*

   5.1         Opinion of Berenbaum, Weinshienk & Eason, P.C. dated
               December 23, 2002*

   5.2         Opinion of Berenbaum, Weinshienk & Eason, P.C. dated
               November 12, 2003

   10.1        Management Employment Agreement between Esesis
               Environmental, Corp. and Charles Thorn dated October 1,
               2002*

   21.1        List of Subsidiaries

   23.1 Consent of Berenbaum, Weinshienk & Eason, P.C. (included in Exhibit 5.1 hereto)*

   23.2        Consent of Turner, Stone & Company, L.L.P.*

   23.3         Consent of Berenbaum, Weinshienk & Eason, P.C. (included
               in Exhibit 5.2 hereto)

   23.4        Consent of Turner, Stone & Company, L.L.P.

________________
*              previously filed

ITEM 28.  UNDERTAKINGS.

     The undersigned registrant hereby undertakes:

     1. To file, during any period in which offers or sales are being made, a post effective amendment to this Registration
          Statement:
          (a) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
          (b) to reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and
          (c) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material changes as such information in the Registration Statement.

     2. That for the purpose of determining any liability under the Securities Act, such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.
     3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the Offering.
     4. To file during any period in which we offer or sell securities, a post effective amendment to this registration statement, to reflect in the prospectus any facts or events which, or individually or together, represent a fundamental change in the information in the registration statement.
     5. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer or expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
     6. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                               SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, Esesis, Inc., the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Centennial, State of Colorado on November 12, 2003.


                                   ESESIS, INC.


                                   By: /s/ Mark Hogan
                                      -----------------------------------
                                           Mark Hogan
                                           President, Treasurer,
                                           Principal Executive Officer,
                                           Principal Financial Officer
                                           and Principal Accounting
                                           Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


/s/ Mark Hogan          President, Treasurer         November 12, 2003
----------------------  Principal Executive Officer,
Mark Hogan              Principal Financial Officer
                        and Principal Accounting Officer


/s/ Gary Griffin        Secretary and Director       November 12, 2003
----------------------
Gary Griffin



/s/ Robert Wunder       Director                     November 12, 2003
----------------------
Robert Wunder